UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 30, 2017 (October 24, 2017)

LAREDO PETROLEUM, INC.
(Exact name of registrant as specified in charter)

Delaware	001-35380	45-3007926
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 W. Sixth Street, Suite 900, Tulsa, Oklahoma	74119
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (918) 513-4570

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 24, 2017, Laredo Petroleum, Inc. (the "Company") entered into the First Amendment (the "First Amendment") to the Fifth Amended and Restated Credit Agreement (as amended, the "Senior Secured Credit Facility") among the Company, as borrower, Wells Fargo Bank, N.A., as administrative agent, Laredo Midstream Services, LLC ("LMS") and Garden City Minerals, LLC., as guarantors, and the banks signatory thereto. The First Amendment, among other things, clarifies the repayment of senior notes negative covenant to permit the Company to redeem Senior Notes (as defined therein) with an amount not exceeding the net cash proceeds from the sale or disposition of properties not constituting Borrowing Base Properties (as defined therein) and made within 365 days of the consummation of such sale or disposition, which would include the proceeds from the Sale (as defined below).
In addition, on October 20, 2017, pursuant to a regular semi-annual redetermination, the lenders reaffirmed the borrowing base of $1.0 billion under the Senior Secured Credit Facility. The Company’s aggregate elected commitment of $1.0 billion remained unchanged.
The foregoing description of the First Amendment is a summary only and is qualified in its entirety by reference to the complete text of the First Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 30, 2017, LMS, a wholly-owned subsidiary of the Company, together with Medallion Midstream Holdings, LLC ("MMH"), which is owned and controlled by an affiliate of The Energy & Minerals Group ("EMG"), completed the previously announced sale (the "Sale") of 100% of the ownership interests in Medallion Gathering & Processing, LLC ("MGP") to Medallion Midland Acquisition Partnership, L.P. ("Purchaser"), an affiliate of Global Infrastructure Partners ("GIP"), for cash consideration of approximately $1.825 billion, subject to customary post-closing adjustments. LMS received net cash proceeds from the Sale of approximately $829.6 million for its 49% ownership interest in MGP, before post-closing adjustments and taxes, but after deduction of its proportionate share of fees and other expenses associated with the Sale. The Sale closed pursuant to the membership interest purchase and sale agreement (the "Purchase Agreement"), dated as of October 1, 2017, by and among LMS, MMH, MGP and Purchaser. The Purchase Agreement also provides for potential post-closing additional cash consideration (the "Additional Consideration") that is structured based on GIP's realized profit at exit. There can be no assurance as to when and whether the Additional Consideration will be paid.

The Purchase Agreement includes customary representations, warranties and covenants for a transaction of this nature. The Purchase Agreement also provides for certain post-closing indemnification obligations and for the limited sole purpose of indemnification, the Company and certain affiliates of MMH are signatories to the Purchase Agreement.
A copy of the Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K. The foregoing description of the Purchase Agreement and the transaction contemplated thereby does not purport to be complete and is qualified in its entirety by reference to such exhibit and the description of the Purchase Agreement in the Company's Current Report on Form 8-K filed on October 2, 2017. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement as of the specific dates therein, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by disclosures made for the purposes of allocating contractual risk among the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.
Item 7.01. Regulation FD Disclosure.
Announcements of Closing of Sale

On October 30, 2017, GIP, EMG and the Company issued a joint press release announcing the closing of the Sale. On October 30, 2017, the Company issued a press release announcing that the Company and LMS had completed the Sale. Copies of the press releases are furnished as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K.

Announcement of Redemption of 2022 Notes

On October 30, 2017, the Company issued a press release announcing that it called for redemption all $500.0 million aggregate principal amount of its 7 3/8% Senior Notes due 2022 (the "2022 Notes"). The redemption date for the 2022 Notes is November 29, 2017. Holders will receive a redemption price of 103.688% of the principal amount of the 2022 Notes, plus accrued and unpaid interest from November 1, 2017 through November 28, 2017.

The information contained in this Current Report on Form 8-K shall not constitute a notice of redemption of the 2022 Notes. The redemption is being made solely pursuant to a formal notice of redemption dated October 30, 2017 and delivered to the holders of the 2022 Notes.

A copy of the press release is furnished as Exhibit 99.3 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 and the press releases are deemed to be "furnished" and shall not be deemed "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information and Exhibits be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act.

This Current Report on Form 8-K and the Exhibits furnished or filed herewith, other than historical financial information, may contain statements that may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance, and actual results or developments may differ materially from those in the forward-looking statements. See the Company's Annual Report on Form 10-K for the year ended December 31, 2016 and the Company's other filings with the Securities and Exchange Commission for a discussion of other risks and uncertainties. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(b) Pro forma financial information.
The pro forma financial information required by Item 9.01(b) of Form 8-K is filed as Exhibit 99.4 to this Current Report on Form 8-K and incorporated by reference herein.
(d)  Exhibits.

Exhibit Number	Description
2.1
Membership Interest Purchase and Sale Agreement, dated as of October 1, 2017, by and among Medallion Midland Acquisition, LLC, Medallion Gathering & Processing, LLC, Laredo Midstream Services, LLC, and Medallion Midstream Holdings, LLC.*

10.1
First Amendment to Fifth Amended and Restated Credit Agreement, dated as of October 24, 2017, among Laredo Petroleum, Inc., as borrower, Wells Fargo Bank, N.A., as administrative agent, Laredo Midstream Services, LLC and Garden City Minerals, LLC, as guarantors, and the banks signatory thereto.

99.1	Joint Press Release dated October 30, 2017.
99.2	Press Release dated October 30, 2017.
99.3	Press Release dated October 30, 2017.
99.4	Unaudited pro forma financial information of Laredo Petroleum, Inc.
* Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A list of these exhibits and schedules is included in the index of the Purchase Agreement. The Company agrees to furnish a supplemental copy of any such omitted exhibit or schedule to the Securities and Exchange Commission upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAREDO PETROLEUM, INC.

Dated: October 30, 2017	By:	/s/ Richard C. Buterbaugh
Richard C. Buterbaugh
Executive Vice President & Chief Financial Officer